CONSENT AUTHORIZING USE OF PREVIOUSLY-FILED LEGAL OPINION
               FOR NEUBERGER BERMAN INCOME TRUST ("REGISTRANT")


In connection with Post-Effective Amendment No. 8 to Registrant's Registration Statement on Form N-1A (File Nos. 33-62872 and 811-7724) to be filed with the Securities and Exchange Commission on or about February 26, 1999, we hereby consent to the continued use of the Opinion and Consent of Kirkpatrick & Lockhart LLP on Securities Matters with respect to Neuberger Berman Income Trust, previously filed in Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A (File Nos. 33-62872 and 811-7724, EDGAR Accession No. 0000898432-98-000251). We further consent to the filing of this consent in connection with Post-Effective Amendment No. 8 to Registrant's Registration Statement. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.


                                          Sincerely,



                                         /s/ KIRKPATRICK & LOCKHART LLP